UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (date of earliest event reported): June 28, 2023
AMERICAN STATES WATER COMPANY
(Exact name of registrant as specified in its charter)

California	001-14431		95-4676679
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)

630 East Foothill Blvd.	San Dimas	CA	91773-1212
(Address of Principal Executive Offices)			(Zip Code)
(909) 394-3600
Registrant's telephone number, including area code

GOLDEN STATE WATER COMPANY
(Exact name of registrant as specified in its charter)

California	001-12008		95-1243678
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)

630 East Foothill Blvd.	San Dimas	CA	91773-1212
(Address of Principal Executive Offices)			(Zip Code)
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
American States Water Company Common Shares	AWR	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement
On June 28, 2023, American States Water Company (NYSE:AWR) and its regulated water utility subsidiary, Golden State Water Company (“GSWC”), each entered into new credit agreements (as described below) with a term of five years provided by a syndicate of banks and financial institutions. These syndicated credit facilities replace AWR’s previous credit agreement with a sole bank dated June 3, 2005, as amended and restated.

AWR Credit Agreement:

AWR’s credit agreement provides for a $150 million unsecured revolving credit facility to support AWR parent and its contracted services subsidiary. Under AWR’s credit agreement, the borrowing capacity may be expanded up to an additional amount of $75 million subject to the lenders’ approval. The aggregate amount that may be outstanding under letters of credit is $10 million. Loans may be obtained under this credit facility at the option of AWR and bear interest at rates based on either a base rate plus an applicable margin or an adjusted term secured overnight financing rate determined by the SOFR administrator, currently the Federal Reserve Bank of New York, plus an applicable margin. The applicable margin depends upon AWR’s credit rating.

AWR’s credit agreement contains affirmative and negative covenants and events of default customary for credit facilities of this type, including, among other things, affirmative covenants relating to compliance with law and material contracts, and negative covenants relating to additional indebtedness, liens, investments, restricted payments and asset sales by AWR and its subsidiaries, other than its electric subsidiary, Bear Valley Electric Service, Inc. (“BVES”). AWR is not permitted to have a consolidated total capitalization ratio (consolidated funded indebtedness to sum of shareholders’ equity and consolidated funded indebtedness), excluding AWR’s electric subsidiary, greater than 0.65 to 1.00 at the end of any quarter. Default under any indebtedness of any subsidiary of AWR, other than BVES, will result in a default under AWR’s credit agreement.

AWR’s credit agreement is attached hereto as Exhibit 10.1.

GSWC Credit Agreement:

GSWC’s separate credit agreement provides for a $200 million unsecured revolving credit facility to support its operations and capital expenditures. Under GSWC’s credit agreement, the borrowing capacity may be expanded up to an additional amount of $75 million, subject to the lenders’ approval. The aggregate amount that may be outstanding under letters of credit is $20 million. Loans may be obtained under this credit facility at the option of GSWC and bear interest at rates based on either a base rate plus an applicable margin or an adjusted term secured overnight financing rate determined by the SOFR administrator plus an applicable margin. The applicable margin depends upon GSWC’s credit rating.

GSWC’s credit agreement contains affirmative and negative covenants and events of default customary for credit facilities of this type, including, among other things, affirmative covenants relating to compliance with law and material contracts, and negative convents relating to additional indebtedness, liens, investments, restricted payments and asset sales by GSWC. GSWC is also not permitted to have a total capitalization ratio greater than 0.65 to 1.00 at the end of any quarter. Default under any indebtedness of any subsidiary of AWR will not result in a default under GSWC’s credit agreement.

GSWC’s credit agreement is attached hereto as Exhibit 10.2.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosure required by this item is included in Item 1.01 and is incorporated herein by reference.

Section 9 – Financial Statement and Exhibits

Item 9.01.	Financial Statements and Exhibits

The following documents are filed as Exhibits 10.1 and 10.2 to this report:

Exhibit No.	Description

10.1
Credit Agreement dated as of June 28, 2023 among American States Water Company, as Borrower, the Lenders referred to herein, as Lenders, and Wells Fargo Bank, National Association, as Administrative Agent, Swingline Lender and Issuing Lender, Bank of China, Los Angeles Branch, as Syndication Agent and Wells Fargo Securities, LLC and Bank of China, Los Angeles Branch, as Joint Lead Arrangers and Joint Bookrunners

10.2
Credit Agreement dated as of June 28, 2023 among Golden State Water Company, as Borrower, the Lenders referred to herein, as Lenders, and Wells Fargo Bank, National Association, as Administrative Agent, Swingline Lender and Issuing Lender, Bank of China, Los Angeles Branch, as Syndication Agent, CoBank, ACB, as Documentation Agent, and Wells Fargo Securities, LLC, Bank of China, Los Angeles Branch, and CoBank, ACB as Joint Lead Arrangers and Joint Bookrunners

99.1	Press Release: American States Water Company and Golden State Water Company Announce New Credit Agreements

A copy of the Company’s press release is attached hereto as Exhibit 99.1, which is furnished to, but not filed with, the Securities and Exchange Commission.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN STATES WATER COMPANY:
July 5, 2023	/s/ Eva G. Tang
Eva G. Tang Senior Vice President-Finance, Chief Financial Officer, Corporate Secretary and Treasurer

GOLDEN STATE WATER COMPANY:
July 5, 2023	/s/ Eva G. Tang
Eva G. Tang Senior Vice President-Finance, Chief Financial Officer and Secretary